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                                                                    Exhibit 10.6

                                     FORM OF
                         RULE 145 REPRESENTATION LETTER


                                 March __, 1997



The Berlin City Bank and
Northway Financial, Inc.
9 Main Street
Berlin, New Hampshire 03570-0009

Ladies and Gentlemen:

        I have been advised that I might be considered to be an "affiliate" of Pemi Bancorp, Inc. (the "Company") for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), and for purposes of generally accepted accounting principles as such term relates to pooling of interests accounting treatment for certain business combinations under generally accepted accounting principles and the interpretations of the SEC or its staff, including, without limitation, Section 201.01 of the SEC's Codification of Financial Reporting Policies and the SEC's Staff Accounting Bulletin No. 65. Neither my entering into this letter agreement, nor anything contained herein, shall be deemed an admission on my part that I am such an "affiliate".

        The Berlin City Bank, a New Hampshire chartered commercial bank ("Purchaser"), Northway Financial, Inc., a New Hampshire chartered corporation wholly owned by Purchaser, ("Parent"), the Company and Pemigewasset National Bank, a national bank and wholly-owned subsidiary of the Company (the "Bank") have entered into an Agreement and Plan of Merger, dated on or about the date hereof (the "Merger Agreement"), providing for among other things, the merger (the "Merger") of the Company with and into Parent which, as of a date immediately preceding the Merger, will own all of the issued and outstanding stock of Purchaser. Upon consummation of the merger contemplated by the Merger Agreement (the "Merger"), I will receive shares of common stock, par value $1.00 per share, of Parent ("Parent Common Stock") in exchange for all of my shares of common stock, par value $1.00 per share, of the Company ("Company Common Stock"). This agreement is hereinafter referred to as the "Letter Agreement".

        A. I represent and warrant to, and agree with, Parent as follows:

            1. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, pledge, transfer or otherwise dispose of shares of Company Common Stock and Parent Common Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

            2. I hereby agree that (a) without the consent of the Company if prior to the Effective Date of the Merger, or (b) without the consent of Parent if subsequent to the Effective Date of the Merger, (i) I will not sell or otherwise reduce my risk relative to any shares of Company Common Stock during the period of thirty days prior to the effective date of the Merger, and (ii) I will not sell or otherwise reduce my risk relative to any shares of Parent Common Stock until financial results covering at least thirty days of combined operations have been published following the effective date of the Merger.

            3. I shall not make any offer, sale, pledge, transfer or other disposition in violation of the Act or the rules and regulations of the SEC thereunder of the shares of Parent Common Stock I receive pursuant to the Merger.

         I agree that, if I desire to dispose of any shares of Company Common Stock owned by me after the date of this Letter Agreement and prior to the expiration of a two-year period following the effective date of the Merger, I will affirmatively inquire of the Company through its counsel, Cranmore, Fitzgerald & Meaney, if prior to the effective date of the Merger, whether I may so dispose of said shares of Company Common Stock, or counsel for Parent following the effective date of Merger whether I may so dispose of shares of
        Parent Common Stock, without violating the requirements of this Letter Agreement. I will dispose of said shares only if such inquiry is answered in the affirmative by the written response of said counsel.

        B. I understand and agree that:

            1. I have been advised that any issuance of the shares of Parent Common Stock to me pursuant to the Merger will have been registered with the SEC and will be listed for trading on the NASDAQ/NMS or American Stock Exchange. I have also been advised, however, that, because I may be an "affiliate" of the Company at the time the Merger will be submitted for a vote of the stockholders of the Company and because any subsequent disposition of such shares by me has not been registered under the Act, I must hold such shares until and unless (i) such disposition of such shares is subject to an effective registration statement under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act, or (iii) in an opinion of counsel, in form and substance reasonably satisfactory to Parent, some other exemption from registration is available with respect to any such proposed disposition of such shares.

            2. Stop transfer instructions will be given to the transfer agents of Parent and the Company with respect to the shares of Parent Common Stock and Company Common Stock in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of Parent Common Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:

         The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement between the registered holder hereof and The Berlin City Bank and Northway Financial, Inc., a copy of which agreement is on file at the principal offices of The Berlin City Bank.

            3. Unless a transfer of my shares of Parent Common Stock is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to any effective registration statement under the Act, Parent reserves the right to put an appropriate legend an the certificates issued to my transferee.

        C. By countersigning this Letter Agreement, Parent (a) represents and warrants that prior to the effective date of the Merger it has or will have filed, and (b) agrees that from and after the effective date of the Merger it will file, on a timely basis, all reports (referred to in paragraph (c) of Rule 144 under the Act) required to be filed by Parent pursuant to Section 13 or
Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, in each case to the extent necessary in order to permit me to dispose of any Parent Common Stock issued in the Merger pursuant to Rule 145(d).

        It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated pursuant to Article VIII thereof, It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph B.2. above shall be lifted forthwith at the later of (i) such time as financial results covering at least thirty days of combined operations following the effective date of the Merger have been published, or (ii) delivery by the undersigned to Parent of a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Parent, or other evidence reasonably satisfactory to Parent, to the effect that a transfer of my shares of Parent Common Stock will not violate the Act or any of the rules and regulations of the SEC, or (iii) the passage of two (2) years after the effective date of the Merger (unless I am advised that I am an "affiliate" of Parent at such time). In addition, it is understood and agreed that the legend set forth in Paragraph B.2 above shall be removed forthwith from the certificate or certificates representing my shares of Parent Common Stock if I shall have delivered to Parent a copy of a letter from the staff of the SEC or, an opinion of counsel in form and substance reasonably satisfactory to Parent, or other evidence satisfactory to Parent that a transfer of my shares of Parent Common Stock represented by such certificate or certificates will be pursuant to a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Act. Additionally, it is understood and agreed that, in any event, on surrender of any certificates bearing the legend set forth in Paragraph B.2 above, Parent shall issue substitute certificates without the legend upon my (or a transferees) request made at any time after the expiration of two years from the effective date of the Merger, unless counsel for Parent advises me or my transferee in writing that the person so requesting is an "affiliate" of Parent (within the meaning of Rule 144) at the time of such request.

        This Letter Agreement shall be binding on my heirs, legal representatives and successors.

                                                     Very truly yours,



                                                     ---------------------------
Accepted as of                , 1997

THE BERLIN CITY BANK AND
NORTHWAY FINANCIAL, INC.


By:
      -------------------------------
      Chairman, President and
      Chief Executive Officer